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                                                               Exhibit 10.3(d)

                                                               [POLAROID LOGO]

J. MICHAEL POCOCK                                       Polaroid Corporation
President and                                           1265 Main Street - W3-3
Chief Executive Officer                                 Waltham, MA 02451
                                                        781 386 3216
                                                        781 833 3263 / Fax
                                                        pocockm@polaroid.com

                                       April 25, 2003


Mr. Robert B. Gregerson
Seven Balsam Court
Bedford, New Hampshire  03110

Dear Bob:

On behalf of Polaroid Corporation (the "Company"), I am pleased to offer you the position of Vice President, General Manager, Americas reporting directly to me with a hire date to be mutually agreed, but no later than May 27, 2003.

You will receive a base salary of $12,692.00 paid bi-weekly or $330,000.00 annualized, subject to annual review. You will be eligible to participate in the Polaroid Incentive Plan (the "PIP") for 2003 with an opportunity of 50% of your pro rated base salary for the year if the Company achieves its target and dependent in part on your achievement of performance goals to be set within 90 days of your hire date. In accordance with the terms of the PIP in effect for 2003, ninety percent (90%) of your PIP will be based on corporate performance and ten percent (10%) will be based on individual performance goals. Any payment under the 2003 PIP will be made on or before March 15, 2004. Your participation in future years will be subject to the terms of the PIP in effect from time to time as it may apply to officers of the Company. You will also be eligible to participate in the Company's restricted stock purchase program. You will be given the opportunity to purchase 30,769 shares of restricted stock (an amount equal to 1% of the shares outstanding as of February 13, 2003) at the price and subject to the terms and conditions in effect at the time of your award, which will be made to you within seven (7) days of your start date. Sample agreements governing the restricted stock purchase program are enclosed for your information.

You will be entitled to reimbursement for documented actual and reasonable legal expenses of up to $2,000.00 incurred by you in connection with the negotiation of the terms of this offer letter. You will also be reimbursed for all documented reasonable business expenses incurred during your employment in accordance with the Company's related policies.

You will receive 112 vacation hours in 2003. Beginning in 2004, you will receive 160 hours annually while you are employed by the Company to be administered under the


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Company's vacation policy. Vacation accrued in a calendar year must be used in that year and may not be carried over into the following calendar year.

The Company has identified you as having critical skills necessary for the Company to achieve its goals over the next twenty-four months. Therefore, the Company is offering you enhanced separation benefits should we terminate your employment for any reason other than for "Cause" prior to May 27, 2005 (see the enclosed Addendum A).

Also enclosed is an addendum highlighting the Company benefits currently available to all employees. A more in-depth description can be found in the Summary Plan Description documents available on the Human Resources Web Site. TO INITIATE BENEFITS ENROLLMENT, YOU MUST CALL THE FIDELITY BENEFITS CONNECTION AT 1-800-210-4015 WITHIN 30 DAYS OF JOINING POLAROID. In addition, as an officer of the Company, you will be eligible to receive up to $5,000.00 per year for documented actual financial planning and tax preparation services and to participate in our $1,000,000.00 Term Life Insurance Policy, subject to providing evidence of insurability. Also, you will be eligible to participate in any long-term incentive plans that may become available to senior executives of the Company.

Maintaining a safe and healthy work environment is an important priority at the Company. Because it is Company policy not to hire applicants who use unauthorized controlled substances or illegal drugs, a drug-screening test is required. PLEASE CALL OUR HEALTH SERVICES DEPARTMENT AT (781)-386-9000 TO ARRANGE FOR A SCREENING TEST DATE. Enclosed is a Health History questionnaire. Please complete this form and bring it with you on the arranged date.

Before you begin employment, you will also be required to produce certain documents for verification of your eligibility to work in the United States (as required by the Immigration Reform and Control Act of 1986). Please see the enclosed list for documents that comply with this request. In addition, you will also be required to sign and deliver forms related to your employment with the Company, including the enclosed Proprietary Information and Non-Competition Agreement prior to the start of your employment.

By signing this letter, you represent and warrant to the Company that you are under no contractual commitments inconsistent with your obligations to the Company.

Your employment with the Company is "at will" and can be terminated with or without Cause, and with or without notice, at any time, at your or the Company's option, except as otherwise provided by law. The terms of this letter, therefore, do not and are not intended to create an express or implied contract of employment with the Company. No supervisor, manager, or representative of the Company other than the Chief Executive Officer of the Company has authority to revise this agreement and any such


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revision must be in writing and signed by the Chief Executive Officer and you in order for it to be effective.

Please sign and return a copy of this letter using the enclosed self-addressed envelope. You can bring the other documents with you to the Company representative at your "sign-in" session.

This offer is contingent upon your successful completion of the drug screening test, your execution of this letter, the Proprietary Information and Non-Competition Agreement, and verification of your identity and eligibility to be employed in the United States.


                                             Sincerely,

                                             /s/ J. Michael Pocock
                                             -----------------------------
                                             J. Michael Pocock

Enclosures

I have accepted the terms and conditions as outlined in this letter and addendum.

/s/ Robert B. Gregerson                     5/1/03
-------------------------------------       -------------------
Name                                        Date


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                                                                    Addendum A

AGREEMENT FOR:    ROBERT  B. GREGERSON               DATED:  MAY 27, 2003
-------------------------------------------------------------------------------

A. You have been identified by Polaroid Corporation (hereinafter the "Company") as having critical skills necessary for the Company to achieve its goals over the next twenty-six months. Therefore, the Company is offering you enhanced separation benefits should the Company terminate your employment for any reason other than for "Cause" (as defined below).

B. Should the Company terminate your employment on or before July 31, 2005, for any reason other than for Cause, you will receive the enhanced separation benefits (hereinafter "Separation Benefits") summarized in Section C below. However, both your eligibility for and receipt of the Separation Benefits are contingent upon the following terms and conditions:

     1. Your continued satisfactory employment, including your adherence to your obligations under the Proprietary Information and Non-Competition Agreement, sustained performance and, in particular, your full and active support of the business.

     2. YOUR ABSOLUTE CONFIDENTIALITY CONCERNING THE EXISTENCE AND CONTENT OF THIS AGREEMENT, unless disclosure of it is required by law; provided, however, that the existence and content of this Agreement may be disclosed in confidence to your attorneys, and tax or financial consultants who also agree to maintain the existence and content of this Agreement in confidence.

     3. Your execution of a full and complete general release of the Company and all affiliates from all claims.

C.   The Separation Benefits are as follows:

     1. SEVERANCE PAYMENT. A Severance Payment equal to twelve months of your base pay in effect as of your date of termination from the Company (the "Termination Date"), payable in a stream of payments in accordance with the Company's regular payroll schedule beginning on the regular payroll distribution date, or as soon as reasonably practicable, following the Termination Date. Polaroid will also reimburse you for documented actual outplacement services of a mutually agreeable outplacement services provider, to a maximum of $15,000.00.

     2. INCENTIVE BONUS. If you are eligible for an incentive bonus as of your Termination Date, you will be eligible to receive such bonus on a pro rata basis for the period of employment prior to your Termination Date. This bonus will be paid only if and when the bonus is paid to active employees whose participation criteria are substantially similar to yours and will be based exclusively on the actual performance of the Company and the achievement of any financial performance measurements established by the Company under the bonus plan. Any such payment for a period of less than a full year shall be prorated over the number of days worked.


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     3.  MEDICAL, DENTAL, LIFE INSURANCE. You will be eligible to receive twelve months of medical and dental insurance benefits on the same basis as similarly situated active employees at your level in the Company.
         Should you become eligible to receive medical and dental insurance coverage from another employer, however, your Company coverage will cease. You must promptly notify the Company as soon as your eligibility status changes. For medical and dental benefits, when your subsidized Company coverage will cease, you may be able to continue coverage under COBRA for any remaining COBRA period.

     4. SURVIVOR BENEFITS. Should you become eligible to receive payments and benefits under this Section and die prior to receipt of all such payments and benefits, the residual payments shall be made to your beneficiary(ies). Any residual family medical and dental benefits which you were receiving on your date of death shall continue to the family members you had covered in such medical and dental plans on such date.


     You will not be entitled to any rights and claims under this Agreement if you (a) voluntarily leave employment for any reason; (b) are terminated for Cause; or (c) fail to comply with the terms of this Agreement. For purposes of this Agreement, "Cause" shall mean (i) willfully engaging in dishonest conduct or in conduct materially injurious to the Company or its business reputation; (ii) the willful and continual failure by you to substantially perform the duties assigned to you (other than any failure resulting from your incapacity due to physical injury or mental illness); (iii) serious and gross misconduct including, but not limited to, the breach of a material corporate or personnel policy; or (iv) commission of an act that constitutes a felony under the laws of the United States or any state thereof.

     Nothing contained in this Agreement alters any of the other terms of your employment. This Agreement does not obligate the Company to continue to employ you for any specific period of time or in any specific role or geographic location. You are an "at will" employee of the Company. Accordingly, the Company is free to terminate your employment at any time, and you are free to terminate your employment with the Company at any time.

     This Agreement, with the other programs and documents referenced herein, embodies the entire agreement between you and the Company with respect to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be effective unless reduced to a written document signed by you and by an authorized Officer of the Company.

D. ARBITRATION: The Company and you agree that any dispute or controversy between the parties shall be settled by arbitration in Boston, Massachusetts, administered by the American Arbitration Association, with any such dispute or controversy being so administered in accordance with its Commercial Rules then in effect. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     (1) Arbitration shall be the sole and exclusive remedy for resolving any controversy, claim, or dispute of any kind between you and the Company including, but not limited


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     to, any dispute relating to your employment with the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, infliction of emotional distress, defamation and any claims of discrimination, harassment or other claims under Title VII of the Civil Rights Act of 1964, Massachusetts General Laws Chapter 151B, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time, concerning in any way the subject of your employment with the Company or its termination. The only claims not covered by this arbitration provision are claims for benefits under unemployment insurance or workers' compensation laws.

     (2) The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved.

     (3) Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without your prior written consent and the prior written consent of the Company.

     (4) Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

     (5) YOU UNDERSTAND THAT BY SIGNING THIS AGREEMENT, BOTH THE COMPANY AND YOU GIVE UP RESPECTIVE RIGHTS TO A JURY TRIAL.

E. This Agreement replaces all previous agreements relating in whole or in part to the same or similar matters which you may have entered into with the Company. It may not be modified or terminated, in whole or part, except in writing by the Chief Human Resources Officer of the Company. Discharge of your undertakings in this Agreement shall be an obligation of your executors, administrators or other legal representatives or assigns.

F. You represent that, except as identified in the space below, you have no agreements with or obligations to others in conflict with the foregoing.


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This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without reference to conflict of law principles.

This Agreement shall be effective only upon the signatures of both the employee and an authorized Officer of the Company.

The terms of this Agreement shall AUTOMATICALLY EXPIRE on July 31, 2005.

Executed for                               ACKNOWLEDGMENT AND ACCEPTANCE:
POLAROID CORPORATION                       By signing below, I acknowledge
                                           the receipt of this Agreement and
                                           agree to its terms:



By: /s/ NEAL D. GOLDMAN                    By: /s/ ROBERT B. GREGERSON
    ----------------------------               --------------------------------
    Neal D. Goldman                            Robert B. Gregerson
    Executive Vice President,                  Vice President, General Manager,
    Chief Administrative & Legal Officer       Americas

                                           Date: 5/1/03
                                                 ------------------------------